Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

S-1

Greenland Mines Ltd.

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees to be Paid	Equity	Common Stock, par value $0.00001 per share	(1)	457(o)	1,400,000	$5.98	$8,372,000.00	0.0000870	$728.36

Total Offering Amounts:							$8,372,000.00		728.36
Total Fees Previously Paid:									0.00
Total Fee Offsets:									0.00
Net Fee Due:									$728.36

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Offering Note(s)

(1)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”).

Pursuant to Rule 416 under the Securities Act, this registration statement shall also cover an indeterminate number of shares of Common Stock that may be issued and resold resulting from stock splits, stock dividends or similar transactions.